SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 27, 2005

                          COSTCO WHOLESALE CORPORATION.
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             (Exact name of registrant as specified in its charter)

   Washington                 0-20355                           91-1223280
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 (State or other         (Commission File No.)               (I.R.S. Employer
 jurisdiction of                                            Identification No.)
 incorporation)
                                 999 Lake Drive
                               Issaquah, WA 98027
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              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 425-313-8100

Item 1.01.  Entry into a Material Definitive Agreement

         At the Company's annual meeting of shareholders, held on January 27, 2005, shareholders approved the adoption of amendments to the Company's 2002 Stock Incentive Plan. Among other things, the amendments increased the number of shares of common stock eligible for award under the plan by 10,000,000 shares, and authorized the grant of stock bonuses and stock units in addition to non-statutory and incentive stock options. A more complete description of the terms of the Amended and Restated 2002 Equity Incentive Plan (the "Plan") can be found in the Company's definitive Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A. The section of the definitive Proxy Statement, "Proposal 2--Approval of Amendments to the 2002 Stock Incentive Plan" is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included in this report:

         10.1. Amended and Restated 2002 Stock Incentive Plan. Incorporated by reference to Appendix E to the Company's definitive proxy statement for the annual meeting of shareholders held on January 27, 2005.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on January 28, 2005.


                                  COSTCO WHOLESALE CORPORATION


                                   By:  ___/s/  Richard A. Galanti__________
                                          Richard A. Galanti, Executive Vice
                                          President and Chief Financial Officer